UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012 (March 6, 2012)

NTS, INC.
(formerly Xfone, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Guy Nissenson Employment and Severance Agreement

On March 6, 2012, pursuant to the approval of NTS, Inc.’s (the “Company” or “NTSI”) Board of Directors (the “Board”), following the recommendation of NTSI’s Compensation Committee and Audit Committee, NTSI and its wholly-owned subsidiary, NTS Communications, Inc. (“NTSC”), entered into an Employment and Severance Agreement (the “Agreement”) with Guy Nissenson, NTSI's President, CEO, director and significant shareholder.  The Agreement provides that Mr. Nissenson shall serve as the President and CEO of NTSI, and as the Chairman and CEO of NTSC. The Agreement supersedes Mr. Nissenson’s previously disclosed agreements with the Company: (i) Employment Agreement, dated June 30, 2010 (the “Employment Agreement”); (ii) Consulting Agreement, dated March 28, 2007, as amended on June 30, 2010 (the “Consulting Agreement”); and (iii) Severance Agreement, dated September 20, 2010 (the “Severance Agreement”). The Agreement was entered into primarily to provide for relocation benefits for Mr. Nissenson in his relocation from Israel to Texas.  The Agreement is on substantially similar terms as previously disclosed in the Employment Agreement, Consulting Agreement and Severance Agreement.

The initial term of the Agreement is 5 years, beginning on April 1, 2012.  The term shall be automatically renewed for additional terms of 3 years for as long as the Agreement is in effect.

The foregoing summary of the Agreement is qualified in its entirety by reference to the definitive Agreement, a copy of which is attached as Exhibit 10.148.

Mr. Nissenson has waived any rights to bonus payments pursuant to the Consulting Agreement for the fiscal year ended December 31, 2011.

Resignation of Itzhak Almog

Effective March 12, 2012, Itzhak Almog, an independent director, resigned as member and Chairman of the Board and member and Chairman of the Audit Committee and Nominating Committee of the Company. Mr. Almog announced his retirement for personal reasons and his resignation is not a result of any disagreement on any matter relating to the Company's operations, policies or practices. Mr. Almog, 73 years of age, has been a member of the Board since May 2006.

Item 8.01 Other events

On March 5, 2012, Mr. Guy Nissenson was appointed as the Chairman of the Board in lieu of Mr. Almog. Mr. Arie Rosenfeld, an independent director, was appointed, on an interim basis, as a member and Chairman of the Audit Committee in lieu of Mr. Almog. Mr. Timothy M. Farrar, an independent director, was appointed as a member and Chairman of the Nominating Committee in lieu of Mr. Almog. The foregoing appointments will take effect on March 12, 2012.

Following the foregoing appointments, the Audit Committee shall consist of Messrs Rosenfeld (Chairman), Singer and Schwartz, and the Nominating Committee shall consist of Messrs Farrar (Chairman) and Rosenfeld.

On March 5, 2012, the Board determined that Mr. Arie Rosenfeld is an “audit committee financial expert” as that term is defined by the U.S. Securities and Exchange Commission and the NYSE Amex LLC (“NYSE Amex”), and is “independent” from our management as that term is defined under the NYSE Amex rules.  The Board further determined that each of the following directors is an “Independent Director” (as defined in Section 803A(2) of the NYSE Amex Company Guide): Shemer S. Schwartz, Itzhak Almog, Israel Singer, Arie Rosenfeld and Timothy Farrar.

Item 9.01 Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

Exhibit No.	Description
10.148	Employment and Severance Agreement dated March 6, 2012 between NTS, Inc., NTS Communications, Inc. and Guy Nissenson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTS, Inc.

Date: March 6, 2012	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

Exhibit Index

Exhibit No.	Description
10.148	Employment and Severance Agreement dated March 6, 2012 between NTS, Inc.,NTS Communications, Inc. and Guy Nissenson.